SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Item 1.01    Entry into a Material Definitive Agreement.

On August 26, 2004, Amendment No. 2 to Loan and Security Agreement (the "Second Amendment") was entered into by and among ICO Worldwide, L.P., ICO Polymers North America, Inc. and Bayshore Industrial, Inc., as Borrowers, and ICO, Inc., ICO Polymers, Inc., Wedco Technology, Inc., Wedco Petrochemicals, Inc. and ICO Technology, Inc., as Guarantors, and ICO P&O, Inc. and ICO Global Services, and Congress Financial Corporation (Southwest) ("Congress Financial"), as Lender, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Second Amendment amends the Loan and Security Agreement dated April 9, 2002, by and among ICO Worldwide, Inc. (n/k/aICO Worldwide, L.P.), Wedco, Inc. (n/k/a ICO Polymers North America, Inc.) and Bayshore Industrial, Inc., as Borrowers, and ICO, Inc., ICO Polymers, Inc., Wedco Technology, Inc., Wedco Petrochemicals, Inc. and ICO Technology, Inc., as Guarantors, and ICO P&O, Inc. and ICO Global Services, and Congress Financial, as Lender (the "Loan and Security Agreement," filed as Exhibit 10.1 to Form 8-K dated April 10, 2002), which Loan and Security Agreement established the Company’s domestic revolving credit facility with Congress Financial. Amendments to the Loan and Security Agreement effectuated by the Second Amendment include an extension of the term to April 8, 2008. As amended via Amendment No. 1 to Loan and Security Agreement dated September 9, 2002, by and among the parties referenced in the preceding sentence (the "First Amendment," filed as Exhibit 10.1 to Form 8-K dated September 9, 2002), $15,000,000 is the maximum credit that may be granted to the Company under the Loan and Security Agreement.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit    Description

10.1	Amendment No. 2 to Loan and Security Agreement, dated August 26, 2004, by and among ICO Worldwide, L.P., ICO Polymers North America, Inc. and Bayshore Industrial, Inc., as Borrowers, and ICO, Inc., ICO Polymers, Inc., Wedco Technology, Inc., Wedco Petrochemicals, Inc. and ICO Technology, Inc., as Guarantors, and ICO P&O, Inc. and ICO Global Services, and Congress Financial Corporation (Southwest), as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date:    August 27, 2004

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit
Number    Description

10.1	Amendment No. 2 to Loan and Security Agreement, dated August 26, 2004, by and among ICO Worldwide, L.P., ICO Polymers North America, Inc. and Bayshore Industrial, Inc., as Borrowers, and ICO, Inc., ICO Polymers, Inc., Wedco Technology, Inc., Wedco Petrochemicals, Inc. and ICO Technology, Inc., as Guarantors, and ICO P&O, Inc. and ICO Global Services, and Congress Financial Corporation (Southwest), as Lender.